Artisan Partners Funds, Inc.

1940 Act File No. 811-8932

Report on Form N-SAR for the period ended September 30, 2012

Sub-Item 77Q1:          Exhibits

Exhibit Number	Description

(a)(1)	Amendment of Amended and Restated Articles of Incorporation dated as of May 23, 2012

Previously filed. Incorporated by reference to exhibit (a)(24) filed with post-effective amendment no. 61 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on July 6, 2012.

(a)(2)	Amendment of Amended and Restated Articles of Incorporation dated as of July 5, 2012

Previously filed. Incorporated by reference to exhibit (a)(25) filed with post-effective amendment no. 61 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on July 6, 2012.

(d)	Amended and Restated Multiple Class Plan pursuant to Rule 18f-3

Previously filed. Incorporated by reference to exhibit (n) filed with post-effective amendment no. 59 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on May 9, 2012.